Exhibit 10.22

GFI SOFTWARE S.A.

EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT GRANT NOTICE

GFI Software S.A., a joint stock company (société anonyme) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 7A, rue Robert Stümper, L - 2557 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B147.127 (the “Company”), pursuant to its Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Share Units (the “RSUs”) set forth below.  The RSUs are subject to the terms and conditions set forth in this Restricted Share Unit Grant Notice (the “Grant Notice”), the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Number of RSUs:

Type of Shares Issuable:	Common Shares of GFI Software S.A.

Vesting Schedule:	[To be specified in individual agreements as determined by the Committee]

By his or her signature, and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice.  Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Grant Notice or the Agreement.

GFI SOFTWARE S.A. HOLDER:	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

EXHIBIT A

TO RESTRICTED SHARE UNIT GRANT NOTICE

RESTRICTED SHARE UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1                               Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2                               Incorporation of Terms of Plan.  The RSUs and the Company’s common shares, par value €0.01 per share (“Shares”) to be issued or delivered to Participant hereunder are subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED SHARE UNITS

2.1                               Grant of RSUs.  In consideration of Participant’s past and/or continued employment with or service to the Company or one of its Affiliates and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 10 of the Plan.  Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein.  However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto.  Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.2                               Vesting of RSUs.

(a)                                 Subject to Participant’s continued employment with or service to the Company or one of its Affiliates on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

(b)                                 In the event Participant incurs a Termination, except as may be otherwise provided by the Committee in the Grant Notice or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit for no consideration any and all RSUs granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination occurs, and Participant’s rights in any such RSUs which are not so vested shall lapse and expire.

2.3                               Distribution of RSUs.  Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, within thirty (30) days following such vesting.

Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate applicable laws or the applicable rules of each national securities exchange on which the Share is listed, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3 if such delay will result in a violation of Section 409A of the Code.

2.4                               Conditions to Issuance of Shares.  The Company shall not be required to issue or deliver any Shares prior to the fulfillment of all of the following conditions:  (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable, and (d) the taking of all steps necessary to increase the share capital of the Company pursuant to the laws of the Grand Duchy of Luxembourg.

2.5                               Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)                                 The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Affiliates may withhold or Participant may make such payment in one or more of the forms specified below:

(i)                                     by cash or check made payable to the Company or its Affiliate with respect to which the withholding obligation arises;

(ii)                                  by the deduction of such amount from other compensation payable to Participant;

(iii)                               with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Committee, by requesting that the Company and its Affiliates withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)                              with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Committee, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)                                 with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Committee, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or its Affiliate with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(vi)                              in any combination of the foregoing.

(b)                                 With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)                                  In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares that are issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or its Affiliate with respect to which the withholding obligation arises.  Participant’s acceptance of this Agreement constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any Shares in settlement of the RSUs to Participant or his or her legal representative until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)                                 Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs.  Neither the Company nor any of its Affiliates make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of the Shares.  The Company and its Affiliates do not commit and are under no obligation to structure this Agreement to reduce or eliminate Participant’s tax liability.

2.6                               Rights as Shareholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of Share ownership of the Company in respect of any Shares deliverable hereunder unless and until such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. Without limiting the generality of the foregoing, no dividends (whether in cash or Shares) or dividend equivalents shall accrue or be paid with respect to any RSUs prior to the date of such issuance, recordation and delivery, except as provided in Section 10 of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1                               Administration.  The Committee shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee will be final, binding, and conclusive upon Participant, the Company and all other interested persons.  To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

3.2                               RSUs Not Transferable.  The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the RSUs nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3                               Adjustments.  The Committee may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine.  In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 10 of the Plan (including, without limitation, an extraordinary cash dividend on such Share), the Committee shall make such adjustments as the Committee deems appropriate in the number of Shares subject to the RSUs and the kind of securities that may be issued upon settlement of the RSUs. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Sections 10 and 17 of the Plan.

3.4                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.5                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Grand Duchy of Luxembourg without reference to the principles of conflicts of laws thereof.

3.7                               Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to applicable law.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

3.8                               Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

3.9                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.10                        Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or one of its Affiliates and Participant.

3.11                        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.12                        Section 409A.  This Agreement is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Agreement (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Agreement and the RSUs either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.13                        Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

3.14                        Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

3.15                        Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.16                        Broker-Assisted Sales.  In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliate with respect to which the withholding obligation arises, an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s withholding obligation.

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